UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

SKYX Platforms Corp. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on July 8, 2026, at 11:00 a.m. Eastern Time, at 2855 W. McNab Road, Pompano Beach, Florida 33069. At the Annual Meeting:

1.	Rani R. Kohen, Nancy DiMattia, Gary N. Golden, Efrat L. Greenstein Brayer, Thomas J. Ridge, Dov Shiff, and Leonard J. Sokolow were elected to serve as directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

2.	The appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified.

3.	The compensation of the Company’s named executive officers was approved on an advisory, non-binding basis.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Rani R. Kohen	44,299,412	2,724,219	26,760,201
Nancy DiMattia	44,506,717	2,516,914	26,760,201
Gary N. Golden	44,509,449	2,514,182	26,760,201
Efrat L. Greenstein Brayer	43,922,307	3,101,324	26,760,201
Thomas J. Ridge	41,185,362	5,838,269	26,760,201
Dov Shiff	43,749,389	3,274,242	26,760,201
Leonard J. Sokolow	44,500,253	2,523,378	26,760,201

2. Ratification of M&K CPAS, PLLC as the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
72,278,473	1,448,989	56,370	—

3. Advisory, Non-Binding Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
41,537,196	4,842,489	643,946	26,760,201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: July 10, 2026	By:	/s/ Leonard J. Sokolow
	Name:	Leonard J. Sokolow
	Title:	Chief Executive Officer